                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 10, 2000, relating to the financial statements and financial statement schedule of RITA Medical Systems, Inc., which appear in such Registration Statement. We further consent to incorporation by reference of this consent into a related registration statement that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP
                                        PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 26, 2000